As filed with the Securities and Exchange Commission on June 28, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

VictoryShares USAA Core Short-Term Bond ETF	NYSE Arca, Inc.
VictoryShares USAA Core Intermediate-Term Bond ETF	NYSE Arca, Inc.
VictoryShares USAA MSCI USA Value Momentum ETF	NYSE Arca, Inc.
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF	NYSE Arca, Inc.
VictoryShares USAA MSCI International Value Momentum ETF	NYSE Arca, Inc.
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box	☐

Securities Act Registration file number to which this form relates:  333-181176

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of each of the VictoryShares USAA Core Short-Term Bond ETF, VictoryShares USAA Core Intermediate-Term Bond ETF, VictoryShares USAA MSCI USA Value Momentum ETF, VictoryShares USAA MSCI USA Small Cap Value Momentum ETF, VictoryShares USAA MSCI International Value Momentum ETF and VictoryShares USAA MSCI Emerging Markets Value Momentum ETF, each a series of Victory Portfolios II (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 66 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.: 0001104659-19-020193) on April 5, 2019, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

VictoryShares USAA Core Short-Term Bond ETF	82-6330346
VictoryShares USAA Core Intermediate-Term Bond ETF	82-1887709
VictoryShares USAA MSCI USA Value Momentum ETF	82-1829544
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF	82-1840294
VictoryShares USAA MSCI International Value Momentum ETF	82-1864993
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	82-1870398

Item 2.         Exhibits

A.            Registrant’s Certificate of Trust dated April 12, 2012 is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on May 4, 2012 (Accession No.: 0000910472-12-001340).

B.            Registrant’s Certificate of Amendment to Certificate of Trust dated October 21, 2015 is incorporated herein by reference to Exhibit (a)(2)(b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 27, 2015 (Accession No.: 0001104659-15-073013)

C.            Registrant’s Certificate of Amendment to Certificate of Trust filed on February 19, 2016  is incorporated herein by reference to Exhibit (a)(2)(c) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 27, 2016 (Accession No.: 0001104659-16-152632)

D.            Registrant’s Second Amended and Restated Agreement and Declaration of Trust dated February 26, 2019, is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on April 5, 2019 (Accession No.: 0001104659-19-020193).

E.             Registrant’s Amended and Restated By-Laws dated May 1, 2015,  are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on June 26, 2015 (Accession No.: 0001104659-15-048077).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

June 28, 2019

/s/ Christopher K. Dyer
Christopher K. Dyer
President